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                                                                    EXHIBIT 99.1

[VERTEL LOGO]


For More Information Contact:
Karin Hollink
Vertel Corp.
(818) 227-5730
investor-relations@vertel.com

Craig Scott
Vertel Corporation
(818) 227-1449
craig-scott@vertel.com

                                                           FOR IMMEDIATE RELEASE

VERTEL REPORTS YEAR-END AND FOURTH QUARTER 2001 FINANCIAL RESULTS AND ANNOUNCES
                    ENTRY INTO NETWORK DATA MEDIATION MARKET

Woodland Hills, Calif., February 7, 2002 - Vertel Corporation (NASDAQ:VRTL), a leading provider of software solutions that manages and helps run broadband, wireless and Internet networks, today reported fourth quarter 2001 and year-end financial results, and announced its entrance into the emerging Network Data Mediation marketplace - a market it already is penetrating through existing products and its 16-year service history.

2001 Financial Results

The Company reported consolidated revenue of $10.6 million for the year ended December 31, 2001, compared to $16.4 million for the same period in 2000. The Company posted a net loss of $12.1 million, or $0.39 per share for 2001, compared to a net loss of $5.3 million, or $0.19 per share for the same period in 2000. Revenue for the fourth quarter 2001 was $1.1 million, compared to $2.7 million for the same period in 2000. For the fourth quarter 2001 the Company posted a net loss of $4.7 million or $0.14 per share, compared to a net loss of $2.1 million or $0.07 per share for the same period in 2000.

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                        Vertel Reports Fourth Quarter 2001 Financial Results -2-

"As a result of the overall economic challenges in 2001, and in particular the substantial declines in the telecommunications sector, both in terms of revenue and lower-than-expected spending in the U.S. and around the world, the Company's revenues were adversely impacted," said Maassen.

"The challenging economic environment caused many of Vertel's existing network equipment manufacturer customers to delay or cancel projects which resulted in a significant decrease in revenues. To stem expenditures, we implemented a cost reduction program in the fourth quarter 2001 that reduced our headcount by approximately 25% from third quarter 2001. Additionally, in the fourth quarter we implemented other cost reduction initiatives resulting in combined cost savings of approximately $750,000 per quarter versus the third quarter 2001.

"On January 3, 2002, we received net proceeds of approximately $3.4 million from the sale of a $3.5 million convertible promissory note. Since we received the cash after the year-end, this additional cash is not included in the 2001 financial statements but it strengthens our balance sheet entering 2002. Despite such cash infusion, the Company will need additional financing in the first half of 2002 to fund its operational plans through 2002," Maassen said.

2002 Initiatives

"Our growth initiatives in 2002 are focused on aggressively leveraging Vertel's strong technical and product solutions into the emerging Network Data Mediation marketplace - a worldwide opportunity that, according to a recent study by the Yankee Group will grow from $367 million in 2001 to over $1.2 billion by 2005. Demand for these emerging mediation solutions will be fueled by service providers, systems integrators and carriers who require more meaningful information about the real-time data flow over their network infrastructures. These are large, well capitalized players who are looking for mediation solutions we can provide today," said Vertel president and CEO, Marc Maassen.

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                        Vertel Reports Fourth Quarter 2001 Financial Results -3-

"We are well positioned to exploit this emerging growth opportunity," Maassen added. "Vertel's Mediation Platform, for example, offers a next-generation network data mediation solution as a value bridge between networks and next generation operations support systems (NGOSS) and/or specific applications. We have the technology, it's productized, and we have the talent and expertise to implement it. We are seeking strategic partners to provide easier exposure and access to larger mediation opportunities. We also are redirecting our existing and additional sales and marketing resources to take advantage of this opportunity.

"As part of our new initiatives, we brought over 40 years of combined sales, marketing and operations experience in the telecommunications business to Vertel with the naming of Carey Walters as Senior Vice President of Sales and Strategic Alliances and David Baumgarten as Vice President Professional Services and Operations.

"We have already successfully implemented these kinds of solutions for major equipment vendors such as Alcatel, Nokia and Siemens," Maassen added. "And we have recently been awarded a contract to mediate between a network discovery application and a network inventory system for a large wireless carrier."

2001 Highlights

Vertel's main accomplishments for 2001 included:

          - The validation and acceptance of Vertel's Mediation Platform by large network equipment manufacturers, service providers and carriers.

          - The fortification of Vertel's position as the leading provider of embedded middleware technology with the continued development and acceptance of our e*ORB(TM) product suite.

          - Expanding product offerings to address opportunities beyond our historical relationships with the network equipment manufacturers by delivering service assurance solutions to service providers and carriers. For example, Vertel's TicketExchange
               (WebResolve(TM))

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                        Vertel Reports Fourth Quarter 2001 Financial Results -4-

               offering continues to gain acceptance by large service providers and carriers such as Williams Communications and its trading partners.

          - Legacy network management products continue to generate revenues from new sales as well as annual, high-margin maintenance agreements, and Vertel's professional services organization continues to deliver mission-critical solutions to our embedded base of large telecommunications companies including Alcatel and Lucent.

          - Gaining next-generation multi-protocol agent, element management and network-management technology and expertise with the Company's successful acquisition of assets from Trigon Technology Group, Inc.

          - The establishment of a Company Advisory Board, comprised of industry leaders who help us generate ideas on how to meet the emerging needs of Vertel's customer base and exploit new market opportunities.

About Vertel

Vertel is a leading provider of mediation and middleware solutions for the telecommunications industry. Vertel provides high performance, mediation platforms and solutions for diverse networks and applications.

Vertel embedded middleware provides software-to-software communication for connecting telecom management systems together, connecting the distributed software inside telecom network equipment and connecting the communication software of network systems and processors with network based applications.

Vertel also offers WebResolve, a B2B TicketExchange that provides service assurance functionality to service providers and enterprise applications. Vertel's product offerings are multi-technology and multi-vendor compatible for both telecommunications network

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                        Vertel Reports Fourth Quarter 2001 Financial Results -5-

management systems and for embedded agents for managing devices. Vertel products are sold worldwide to network equipment manufacturers, service providers, software vendors and systems integrators.

Vertel also develops turnkey management applications that fit individual customer requirements through its Professional Services Unit. The company is based in Woodland Hills, California and has sales offices and distributors throughout the world.

For more information on Vertel or its products, contact Vertel at 21300 Victory Boulevard, Suite 700, Woodland Hills, Calif. 91367; telephone: (818) 227-1400; fax: (818) 598-0047 or visit www.vertel.com.


Note: Vertel, e*ORB and WebResolve are trademarks of Vertel Corporation. All other trademarks are the property of their respective owners.

Safe Harbor Statement: Except for the historical information presented, the matters discussed in this news release are forward looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses operating in a global market, as well as matters specific to the Company and the markets it serves. Particular risks and uncertainties facing the company at the present include the Company's ability, including financial ability, to continue to invest in research and development necessary for the development of new and existing products that are required to increase revenues; ability to access capital; the financial uncertainties associated with continuing losses; the timely and successful development of existing and new markets; the fact that some of our products are relatively new and, although we see developing market interest, it is difficult to predict sales for new products such as e*ORB, Mediation Platform, Object Management Frameworks and WebResolve and the market may or may not ultimately adopt these technologies; the length of the Company's sales cycle for most of its products, including e*ORB, Mediation Platform and Object Management Frameworks, making initial license sales and future royalties difficult to forecast; the severe impact that the slowdown in the U.S. economy has had on the telecommunications industry, forcing a number of service providers to cease operations and resulting in the cancellation or postponement of several transactions the company had in progress; additional difficulty in predicting royalty revenue because that revenue is dependent on successful development and deployment by our customers of our products; fluctuation from quarter to quarter in revenue from our professional service unit as a result of a limited number of large consulting contracts; loss

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                        Vertel Reports Fourth Quarter 2001 Financial Results -6-

of key customer, partner or alliance relationships and the possibility that the Company may not be able to replace the loss of a significant customer; the dependence on a limited number of customers for a significant portion of the Company's quarterly license revenues; size and timing of license fees closed during the quarter which may result in large swings in quarterly operating results and the likely continued significant percentage of quarterly revenues recorded in the last month of the quarter, frequently in the last weeks or even days of a quarter, which further adds to the difficulty of forecasting and leads to a substantial risk of variance from actual results; and the Company's ability to control expenditures at a level consistent with revenues.

Additionally, more general risk factors include the possible development and introduction of competitive products and new and alternative technologies by the Company's competitors; the increasing sales and marketing costs of attracting new and retaining existing customers; pricing, currency and exchange risks; governmental and regulatory developments affecting the Company and its customers; the ability to identify, conclude, and integrate acquisitions on a timely basis; the ability to attract and/or retain essential technical or other personnel; political and economic uncertainties associated with conducting business on a worldwide basis. Readers are cautioned not to place undue reliance on any forward-looking statement and to recognize that the statements are not predictions of actual future results. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties referred to above, as well as others not now anticipated. Further risks inherent in the Company's business are listed under "Risk Factors" in Part I, Item I of Vertel's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and Item 3 of Vertel's Registration Statement on Form S-3 SEC File No. 333-70896.

The foregoing statements and risk factors are not exclusive and further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, may emerge from time to time. It is not possible for management to predict all risk factors or to assess the impact of such risk factors on the Company's business. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.


                                      # # #

                             FINANCIAL TABLES FOLLOW

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                        Vertel Reports Fourth Quarter 2001 Financial Results -7-

VERTEL CORPORATION
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

                                                                               DECEMBER 31,       DECEMBER 31,
                                   ASSETS                                          2001               2000
                                                                               ------------       ------------
Current assets:
  Cash and cash equivalents ................................................   $      2,851       $     10,827
  Short term investments ...................................................            --               1,096
  Trade accounts receivable (net of allowances of $487 as of
   December 31, 2001 and $536 as of December 31, 2000) .....................          2,316              3,453
  Prepaid expenses and other current assets ................................            221                215
                                                                               ------------       ------------
    Total current assets ...................................................          5,388             15,591
    Property and equipment, net ............................................            456              1,111
    Investments ............................................................             75                759
    Goodwill, net ..........................................................          8,546              3,034
    Other assets ...........................................................            365                314
                                                                               ------------       ------------
                                                                               $     14,830       $     20,809
                                                                               ============       ============
                       LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
  Accounts payable .........................................................   $        439       $        669
  Accrued wages and related liabilities ....................................          1,024              1,149
  Accrued restructuring expenses ...........................................            145                 48
  Accrued taxes payable ....................................................            374                480
  Other accrued expenses ...................................................          1,340              1,530
  Accrued acquisition liabilities ..........................................             31                --
  Deferred revenue .........................................................            933              1,091
                                                                               ------------       ------------
    Total liabilities ......................................................          4,286              4,967
                                                                               ------------       ------------
Shareholders' Equity:
  Preferred stock, par value $.01, 2,000,000 shares authorized; none issued and outstanding Common stock, par value $.01, 100,000,000 shares authorized; shares issued and outstanding; 2001, 32,891,689; 2000,
   28,326,285 ..............................................................            329                283
  Additional paid-in capital ...............................................         93,105             86,510
  Accumulated deficit ......................................................        (82,640)           (70,502)
  Accumulated comprehensive deficit ........................................           (250)              (449)
                                                                               ------------       ------------
    Total shareholders' equity .............................................         10,544             15,842
                                                                               ------------       ------------
                                                                               $     14,830       $     20,809
                                                                               ============       ============

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                        Vertel Reports Fourth Quarter 2001 Financial Results -8-

VERTEL CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for share amounts)

                                                 THREE MONTH PERIOD ENDED      TWELVE MONTH PERIOD ENDED
                                                ---------------------------   ---------------------------
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                   2001           2000           2001           2000
                                                ------------   ------------   ------------   ------------
Net revenues:
  License ..................................    $        443   $      1,408   $      5,526   $      9,578
  Service and other ........................             702          1,334          5,067          6,820
                                                ------------   ------------   ------------   ------------
    Net revenues ...........................           1,145          2,742         10,593         16,398
                                                ------------   ------------   ------------   ------------

Cost of revenues:
  License ..................................              69            122            418            835
  Service and other ........................           1,521          1,351          6,886          5,420
                                                ------------   ------------   ------------   ------------
    Total cost of revenues .................           1,590          1,473          7,304          6,255
                                                ------------   ------------   ------------   ------------

Gross profit (loss) ........................            (445)         1,269          3,289         10,143
                                                ------------   ------------   ------------   ------------

Operating expenses:
  Research and development .................           1,102          1,112          3,977          5,170
  Sales and marketing ......................           1,026          1,621          5,897          6,978
  General and administrative ...............             656            629          3,082          3,512
  General and administrative - non-cash
   stock compensation ......................             --             --             --             553
  Goodwill amortization ....................             601            238          1,807            952
  Restructuring charge, net ................             259            --             259            --
                                                ------------   ------------   ------------   ------------
    Total operating expenses ...............           3,644          3,600         15,022         17,165
                                                ------------   ------------   ------------   ------------

Operating loss .............................          (4,089)        (2,331)       (11,733)        (7,022)
Other income (expense), net ................            (530)           259           (436)         1,909
                                                ------------   ------------   ------------   ------------
Loss before provision for income taxes .....          (4,619)        (2,072)       (12,169)        (5,113)
Provision (benefit) for income taxes .......              31             32            (31)           147
                                                ------------   ------------   ------------   ------------
Net loss ...................................          (4,650)        (2,104)       (12,138)        (5,260)
Other comprehensive income (loss) ..........             230           (220)           199           (262)
                                                ------------   ------------   ------------   ------------
Comprehensive loss .........................    $     (4,420)  $     (2,324)  $    (11,939)  $     (5,522)
                                                ============   ============   ============   ============

Basic and diluted net loss per common
 share .....................................    $      (0.14)  $      (0.07)  $      (0.39)  $      (0.19)
                                                ============   ============   ============   ============

Weighted average shares outstanding used in
 net loss per common share calculations -
basic and diluted: .........................          32,892         28,322         31,012         27,833
